EXHIBIT 99.1
O’Charley’s Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations (unaudited)
Fiscal 2010 Pro Forma Quarterly and Annual Results (1)

(Dollars in 000’s)	Q1	Q2	Q3	Q4	FY 2010
Revenues:
Restaurant sales	$266,767	$190,678	$188,291	$183,246	$828,982
Franchise and other revenue	333	239	351	204	1,127

	267,100	190,917	188,642	183,450	830,109

Costs and expenses:
Cost of food and beverage	78,148	56,561	56,933	55,916	247,558
Payroll and benefits	92,837	67,103	67,015	66,674	293,629
Restaurant operating costs	53,683	39,446	41,502	40,394	175,025

Cost of restaurant sales, excluding depreciation and amortization shown below
	224,668	163,110	165,450	162,984	716,212

Advertising and marketing expenses	11,673	7,869	7,947	7,166	34,655
General and administrative expenses	10,949	10,189	8,282	10,054	39,474
Depreciation and amortization of property and equipment	13,443	9,860	9,629	9,161	42,093
Impairment and disposal charges, net	3,129	126	2,497	9,246	14,998
Pre-opening costs	7	—	—	—	7

	263,869	191,154	193,805	198,611	847,439

Income (Loss) from operations	3,231	(237)	(5,163)	(15,160)	(17,330)

Other expense (income):
Interest expense, net	4,043	2,874	2,488	2,407	11,812
Other, net	2	(1)	(6)	(3)	(8)

	4,045	2,873	2,482	2,404	11,804

Loss from continuing operations and before income taxes	(814)	(3,110)	(7,645)	(17,564)	(29,134)

(1)	Results have been adjusted to exclude results from discontinued operations.